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                                                                  EXHIBIT 10.21



                        SPLIT-DOLLAR INSURANCE AGREEMENT


      THIS PLAN is adopted by agreement between the Company and the Owner:


DEFINITIONS:

A.      "Company":    Telect, Inc., a Washington corporation, of Liberty Lake,
                      Washington.

B.      "Insureds":   Wayne E. Williams and Terina J. Williams.

C.      "Insurer":    Jefferson Pilot

D.      "Owner":      Wayne and Terina Williams Family Irrevocable Trust

E.      "Policy":     The policy of insurance on the lives of the Insureds
                      issued by the Insurer and listed on Exhibit "A" annexed hereto together with any supplementary contracts issued by the Insurer in conjunction therewith.

F.      "Premium
        Advance":     The Company's Premium Advance shall be an amount equal to
                      the cumulative total of its share of premiums paid on the Policy.


                                    RECITALS:

A. The Owner is the owner of the Policy, and the Insured Wayne E. Williams is a valuable employee of the Company. The Company wishes to continue this employment relationship and, as an inducement thereto, is willing to assist the Owner in the payment of premiums on the Policy as an additional form of compensation to such Insured as its employee.

B. In exchange for such premium assistance, the Owner is willing to return to the Company its Premium Advance as provided herein.

C. This Plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

THEREFORE, for value received, it is agreed as follows:

1.      PREMIUM PAYMENTS

        (a)     Each annual premium on the Policy shall be paid as follows:

                (1)     The Owner -

                        (A) shall pay a portion of each premium equal to the current term rate for the Insureds' ages multiplied by the excess of the current death benefit over the Company's current Policy Interest. The "current term rate" shall mean the lesser of the Insurer's annual term insurance rate or the rates specified in Revenue Rulings 64-328 and 66-110; and

                        (B) may elect to pay part or all of any additional premium by policy loan or other borrowing, and shall deliver notice of such election to the Company on or before the premium due date.

                (2) The Company shall pay all premium amounts not paid by the Owner.

        (b) The Owner's premium share (other than that paid with policy loans) and the Company's premium share shall be remitted to the Insurer before expiration of the grace period.

        (c) Dividends on the Policy shall be applied as elected by the Owner.



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        (d)     The Policy may, at the Owner's discretion, provide for the waiver of premium on the Insureds' disability. If it does so provide, the cost thereof shall be borne by the Owner, the prior provisions of this Section 1 to the contrary notwithstanding.

2.      RIGHTS OF PARTIES

        (a) The Owner shall be the sole and exclusive owner of the Policy. This includes all the rights of "Owner" under the terms of the Policy including, but not limited to, the right to designate beneficiaries, select settlement and dividend options, borrow on the security of the Policy and to surrender the Policy. All such rights may be exercised by the Owner without the Company's consent.

        (b) In exchange for the Company's payment of its premium contribution under Section 1, the Owner agrees to return to the Company the amount of its Premium Advance on the earlier of:

                (1) Termination of this Plan as provided in Section 4; or

                (2) The surviving Insured's death.

                Provided, however, that nothing herein shall give the Company any interest whatsoever in any of the assets of the Owner, including but not limited to, the Policy.

3. THE OWNER -- The Owner shall have the right to assign any part or all of the Owner's retained interest in the Policy and this Plan to any person, entity or trust by execution of a written assignment delivered to the Insurer.

4. TERMINATION OF PLAN -- This Plan shall terminate on the first to occur of the following:

        (a)     The date of death of the first of the Insureds to die.

        (b) Surrender of the Policy by the Owner, who has the sole and exclusive right of surrender.

        (c) Delivery by the Owner of written notice of termination to the Company.

        (d) Failure of the Owner to make a premium contribution as required by Section 1.

5. THE INSURER -- The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Plan.

6. AMENDMENT OF PLAN-- The Owner and the Company can mutually agree to amend this Plan and such amendment shall be in writing and signed by the Owner and the Company.

7. SPECIAL PROVISION -- The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:



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        (a)     The named fiduciary of this Plan is the Secretary of the
                Company.

        (b) The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

        (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in this Plan.

        (d) For claims procedure purposes, the "Claims Manager" of this Plan is the Secretary of the Company.

                (1) If for any reasons a claim for benefits under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, written in a manner calculated to be understood by the claimant. For this purpose:

                        (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                        (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                (2) The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his or her representative may submit pertinent documents and written issues and comments.

                (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his or her claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

        IN WITNESS WHEREOF the parties have signed this Plan this 28th day of December, 1995.



                                             COMPANY

                                             TELECT, INC.


                                             By:
                                                -------------------------------
                                                President



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                                             OWNER


                                             WAYNE AND TERINA WILLIAMS FAMILY
                                             IRREVOCABLE TRUST


                                             By:
                                                -------------------------------
                                                Trustee







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                                   EXHIBIT "A"

                                 LIFE INSURANCE



POLICY NUMBER                                                                       FACE AMOUNT
1.      Jefferson Pilot Survivorship Universal Life, Policy #JP4383703               $1,500,000






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